Exhibit 10.2

EXECUTION COPY

INVESTOR RIGHTS AGREEMENT

By and Between

OPTIMIZERX CORPORATION

And

WPP LUXEMBOURG GAMMA THREE SARL

September 24, 2015

TABLE OF CONTENTS

1.	Definitions		1
	1.1	“Affiliate”	1
	1.2	“Common Stock”	1
	1.3	“Damages”	1
	1.4	“Deemed Liquidation Event”	2
	1.5	“Derivative Securities”	2
	1.6	“Exchange Act”	2
	1.7	“Form S-1”	2
	1.8	“Form S-3”	2
	1.9	“GAAP”	2
	1.10	“New Securities”	2
	1.11	“Person”	3
	1.12	“Preferred Stock”	3
	1.13	“Registrable Securities”	3
	1.14	“Restricted Securities”	3
	1.15	“SEC”	2
	1.16	“SEC Rule 144”	3
	1.17	“Securities Act”	3
	1.18	“Selling Expenses”	3

2.	Registration Rights.		3
	2.1	Demand Registration.	3
	2.2	Company Registration	5
	2.3	Underwriting Requirements.	5
	2.4	Obligations of the Company	6
	2.5	Furnish Information	7
	2.6	Expenses of Registration	7
	2.7	Delay of Registration	8
	2.8	Indemnification	8
	2.9	Reports Under Exchange Act	10
	2.10	“Market Stand-off” Agreement	10
	2.11	Restrictions on Transfer	11
	2.12	Termination of Registration Rights	12

3.	Inspection and Observer Rights		12
	3.1	Inspection	12
	3.2	Observer Rights	13

4.	Rights to Future Stock Issuances		13
	4.1	Right of First Offer	13
	4.2	Termination	14

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5.	Additional Covenants		14
	5.1	Board Matters	14
	5.2	Budget Review	14
	5.3	Special Approval	15
	5.4	Successor Indemnification	16
	5.5	Indemnification Matters	16
	5.6	FCPA.	16
	5.7	Termination of Covenants.	16

6.	Miscellaneous		17
	6.1	Successors and Assigns	17
	6.2	Governing Law	17
	6.3	Counterparts	17
	6.4	Titles and Subtitles	17
	6.5	Notices	17
	6.6	Amendments and Waivers	17
	6.7	Severability	18
	6.8	Aggregation of Stock	18
	6.9	Entire Agreement	18
	6.10	Dispute Resolution	18
	6.11	Delays or Omissions.	19

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INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”), is made as of the 24th day of September, 2015, by and between OptimizeRx Corporation, a Nevada corporation (the “Company”), and WPP Luxembourg Gamma Three Sarl, private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor are parties to the Stock Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement, and to induce the Investor to invest funds in the Company pursuant to the Purchase Agreement, the Investor and the Company desire to enter into this Agreement relating to, among others, registration rights, board designation rights, preemptive rights and certain approval rights;

NOW, THEREFORE, in consideration for the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Definitions. For purposes of this Agreement:

1.1          “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person.

1.2           “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.3           “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

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1.4           “Deemed Liquidation Event” means the occurrence of any of the following events:

(a)          a merger or consolidation in which:

(i)	the Company is a constituent party or

(ii)	a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting company; or (2) if the surviving or resulting company is a wholly owned subsidiary of another company immediately following such merger or consolidation, the parent company of such surviving or resulting company; or

(b)         the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

1.5           “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.6          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.7          “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.8          “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.9           “GAAP” means generally accepted accounting principles in the United States.

1.10        “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

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1.11       “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.12        “Preferred Stock” means any authorized shares of preferred stock of the Company as of the date hereof.

1.13       “Registrable Securities” means (i) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investor under the Purchase Agreement and any Common Stock issued by the Company to the Investor related to the Amended and Restated Co-Marketing Agreement between the Company and an Affiliate of the Investor; and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.12 of this Agreement.

1.14       “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.11(b) hereof.

1.15        “SEC” means the Securities and Exchange Commission.

1.16        “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.17       “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.18       “Selling Expenses” means all underwriting fees and discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for the Investor.

2.            Registration Rights. The Company covenants and agrees as follows:

2.1         Demand Registration.

(a)         Form S-1 Demand. If at any time after twenty-four (24) months after the date of this Agreement, the Company receives a request from the Investor that the Company file a Form S-1 registration statement with respect to at least forty percent (40%) of the Registrable Securities then outstanding, then the Company shall, as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Investor, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Investor requested to be registered, subject to the limitations of Subsections 2.1(c) and 2.3.

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(b)         Form S-3 Demand. If at any time after twenty-four (24) months after the date of this Agreement, when it is eligible to use a Form S-3 registration statement, the Company receives a request from the Investor that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of the Investor having an anticipated aggregate offering price, net of Selling Expenses, of at least $1 million, then the Company shall, as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Investor, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by the Investor, subject to the limitations of Subsections 2.1(c) and 2.3.

(c)         Notwithstanding the foregoing obligations, if the Company furnishes to the Investor a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Investor is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than pursuant to a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities.

(d)        The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a): (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Investor proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b): (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Investor withdraws its request for such registration, elects not to pay the registration expenses therefor, and forfeits its right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

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2.2          Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Investor) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan), the Company shall, at such time, promptly give the Investor notice of such registration. Upon the request of the Investor given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that the Investor has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not the Investor has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3         Underwriting Requirements.

(a)          If, pursuant to Subsection 2.1, the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Subsection 2.1. The underwriter(s) will be selected by the Investor, subject to approval of the Company. In such event, the right of the Investor to include its Registrable Securities in such registration shall be conditioned upon the Investor’s participation in such underwriting and the inclusion of the Investor’s Registrable Securities in the underwriting to the extent provided herein. The Investor shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the underwriter advises the Investor in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of Registrable Securities that may be included in the underwriting shall be so reduced subject to the Investor’s approval, which shall not be unreasonably withheld, conditioned or delayed.

(b)         In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Investor’s Registrable Securities in such underwriting unless the Investor accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering.

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(c)          For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3 (a), fewer than fifty percent (50%) of the total number of Registrable Securities that the Investor has requested to be included in such registration statement are actually included.

2.4           Obligations of the Company. Whenever required under this Section 2 to affect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)         prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Investor, keep such registration statement effective for the earlier of (i) period of up to nine (9) months, or (ii) as necessary to keep the registration statement effective until all such Registrable Securities are sold;

(b)         prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)          furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate its disposition of its Registrable Securities;

(d)          use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Investor; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)         in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

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(f)         use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)        provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)        promptly make available for inspection by the Investor, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Investor, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)         notify the Investor, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)         after such registration statement becomes effective, notify the Investor of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5           Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Investor’s Registrable Securities.

2.6           Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Investor (in which case the Investor shall bear such expenses), unless the Investor agrees to forfeit its right to one registration pursuant to Subsection 2.1(a); provided further that if, at the time of such withdrawal, the Investor shall have learned of a material adverse change in the condition, business, or prospects of the Company and have withdrawn the request with reasonable promptness after learning of such information, then the Investor shall not be required to pay any of such expenses and shall not forfeit its right to one registration pursuant to Subsections 2.1(a). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Investor on the basis of the number of Registrable Securities registered on its behalf.

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2.7          Delay of Registration. The Investor shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8          Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)         To the extent permitted by law, the Company will indemnify and hold harmless the Investor, and the partners, members, officers, directors, and stockholders of the Investor; legal counsel and accountants for the Investor; any underwriter (as defined in the Securities Act) for the Investor; and each Person, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay the Investor, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investor, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)        To the extent permitted by law, the Investor will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), and any controlling Person of any such underwriter, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investor expressly for use in connection with such registration; and the Investor will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any stockholder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by the Investor (net of any Selling Expenses paid by the Investor), except in the case of fraud or willful misconduct by the Investor.

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(c)          Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

(d)         To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) the Investor will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Investor pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the Investor’s liability pursuant to this Subsection 2.8(d) when combined with the amounts paid or payable by the Investor pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by the Investor (net of any Selling Expenses paid by the Investor), except in the case of willful misconduct or fraud by the Investor.

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(e)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)          Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Investor under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9          Reports Under Exchange Act. With a view to making available to the Investor the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)         make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b)         use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)         furnish to the Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10       “Market Stand-off” Agreement. The Investor hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed ninety (90) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) (or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.10 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or the transfer of any shares to any Affiliate of the Investor, and shall be applicable to the Investor only if all officers and directors are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Investor further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.10 or that are necessary to give further effect thereto.

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2.11       Restrictions on Transfer.

(a)          The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investor will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by the Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)         Each certificate, instrument, or book entry representing the Registrable Securities, upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.11(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Investor consents to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.11.

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(c)         The Investor, as holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Investor shall give notice to the Company of the Investor’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at the Investor’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Investor shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Investor to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which the Investor distributes Restricted Securities to an Affiliate of the Investor for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.11. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.11(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for the Investor and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.12       Termination of Registration Rights. The right of the Investor to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate at such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of the Investor’s shares without limitation during a three-month period without registration.

3.            Inspection and Observer Rights.

3.1           Inspection. For so long as the Investor and/or its Affiliates own not less than twenty-five percent (25%) of the shares of the Common Stock purchased by the Investor under the Purchase Agreement, the Company shall permit the Investor, at the Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.1 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel; and provided further that such inspection shall only follow reasonable notice to the Company, shall not occur more frequently than one time per year and shall occur after completion of the Company’s independent audit and subsequent filing of its Annual Report on Form 10-K.

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3.2          Observer Rights. As long as the Investor and/or its Affiliates own not less than twenty-five percent (25%) of the shares of the Common Stock purchased by the Investor under the Purchase Agreement, the Company shall invite a representative of the Investor to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.

4.            Rights to Future Stock Issuances.

4.1           Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to the Investor. The Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among itself and its Affiliates; provided that each such Affiliate or Investor Beneficial Owner agrees to enter into this Agreement as an “Investor.”

(a)          The Company shall give notice (the “Offer Notice”) to the Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)         By notification to the Company within fifteen (15) days after the Offer Notice is given, the Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by the Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise of any Derivative Securities then held by the Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Derivative Securities). The closing of any sale pursuant to this Subsection 4.1(b) shall occur within forty-five (45) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c)          If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investor in accordance with this Subsection 4.1.

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(d)         The right of first offer in this Subsection 4.1 shall not be applicable to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan.

4.2           Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect at such time when the Investor ceases to own at least twenty-five percent (25%) of the shares of the Common Stock purchased by the Investor under the Purchase Agreement, which number is subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like.

5.            Additional Covenants.

5.1           Board Matters. Unless the rules and regulations of any stock exchange on which the Company’s Common Stock trades prohibits such limitation on the board of directors, the Board of Directors shall consist of five (5) directors, at least one (1) of which shall be an independent director.

(b)         For so long as the Investor and/or its Affiliates continue to own beneficially at least twenty-five percent (25%) of the shares of the Common Stock purchased by the Investor under the Purchase Agreement, which number is subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like, the Investor shall have the right to designate and/or nominate one (1) director to the Board of Directors (the “Investor Director”).

(c)         The Company hereby covenants and agrees that, for so long as the Investor has the right to nominate an Investor Director, the Company shall (through action of the board of directors) appoint such Investor Director to the Board of Directors. The Company will further support any nomination of the Investor (and use reasonable efforts to cause such Investor Director to be elected) at any annual or special meeting of the shareholders of the Company at which directors are to be elected.

(d)        The Company hereby covenants and agrees that in the event of the death, disability, resignation or removal of an Investor Director, the Board of Directors will promptly elect to the Board of Directors a replacement director designated by the Investor to fill the resulting vacancy.

5.2           Budget Review. For so long as the Investor and/or its Affiliates continue to own beneficially at least twenty-five percent (25%) of the shares of the Common Stock purchased by the Investor under the Purchase Agreement, at the request of the Investor Director upon reasonable notice to the Company, the Investor Director plus the chief executive officer and the chief financial officer of the Company shall meet once annually and review the annual business plan and operating budget produced prior to its submission to the Board of Directors; provided, however, if no such request is made, the Company shall not be precluded from distributing its annual business plan and operating budget to the Board of Directors; and provided further, nothing in this Section 5.2 precludes the chief executive officer and the chief financial officer of the Company from carrying out their fiduciary duties and submitting an annual business plan and operating budget to the Board of Directors, even when the Investor Director may disagree with the contents of the final version of such annual business plan and operating budget.

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5.3           Special Approval Matters. Provided that the rules and regulations of any stock exchange on which the Company’s Common Stock trades does not prohibit and for so long as the Investor and/or its Affiliates continue to own beneficially at least twenty-five percent (25%) of the shares of the Common Stock purchased by the Investor under the Purchase Agreement, the following matters will require the approval of at least eighty percent (80%) of the Board of Directors (which will include at least one independent director) to authorize the Company to proceed with such a transaction (excluding any such transaction between the Company and its wholly owned Subsidiaries or among the Company's wholly owned subsidiaries):

(a)          the incurrence of any Indebtedness in excess of $1.5 million in the aggregate during any fiscal year;

(b)          the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(c)          the acquisition of any assets or properties (in one or more related transactions) for cash or otherwise for an amount in excess of $1.5 million in the aggregate during any fiscal year;

(d)          capital expenditures in excess of $1.5 million individually (or in the aggregate if related to an integrated program of activities) or in excess of $1.5 million in the aggregate during any fiscal year;

(e)          making, or permitting any subsidiary to make, loans to, investments in, or purchasing, or permitting any subsidiary to purchase, any stock or other securities in another corporation, joint venture, partnership or other entity;

(f)           the commencement or settlement of any lawsuit, arbitration or other legal proceeding related to the intellectual property of the Company or involving an amount in controversy in greater than $1.5 million;

(g)          the issuance of any New Securities, except for securities issued under an equity incentive plan and any issuance of Common Stock to vendors, advisors, financial institutions, suppliers or joint venturers that do not exceed, individually or in the aggregate 5% of then issued and outstanding capital stock of the Company; or

(h)           agreeing or committing to take any of the foregoing actions.

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5.4           Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

5.5           Indemnification Matters. The Company hereby acknowledges that the Investor Director may have certain rights to indemnification, advancement of expenses and/or insurance by virtue of his/her position on the Board of Directors of the Company. The Company hereby agrees that it shall be required to advance the full amount of expenses incurred by such Investor Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Investor Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws (or any agreement between the Company and such Investor Director).

5.6            FCPA. The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.  The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.  Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws.  The Company shall promptly notify each Investor if the Company becomes aware of any enforcement action.  The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA.  The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

5.7          Termination of Covenants. The covenants set forth in this Section 5, except for Subsection 5.4, shall terminate and be of no further force or effect upon the consummation of a Deemed Liquidation Event.

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6.            Miscellaneous.

6.1           Successors and Assigns. The Company may not assign this Agreement without the prior written consent of the Investor. The rights under this Agreement may be assigned (but only with all related obligations) by the Investor to a transferee of Registrable Securities that is an Affiliate of the Investor; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such Affiliate and the Registrable Securities with respect to which such rights are being transferred; and (y) such Affiliate agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.10. For the purposes of determining the number of shares of Registrable Securities held by such Affiliate, the holdings of such Affiliate shall be aggregated together and with those of the Investor. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2           Governing Law. This Agreement shall be governed by the internal law of the State of New York.

6.3           Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4           Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day, in either case with a copy of such notice or other communication sent by hand, messenger, courier service or registered or certified mail within three (3) business days. All communications shall be sent to the respective parties at their addresses as set forth in the Purchase Agreement.

6.6          Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Investor. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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6.7           Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8           Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates of the Investor shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and the Investor and any Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

6.9           Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.10       Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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6.11       Disclosure. This Agreement and its terms shall be held in strict confidentiality by each party, and neither the Company nor the Investor (including, without limitation, employees, advisors, representatives, affiliates or agents of either party) shall disclose or reveal in any way this Agreement or any of the terms hereof to any third party without the prior written consent of the other party. Notwithstanding the foregoing and based on consultation with inside or outside legal counsel, either party or its affiliates may disclose information concerning this Agreement as required by the rules, orders or regulations of a government or governmental agency (including, without limitation, any rule, regulation or policy of the SEC or any national securities exchange, market or automated quotation system on which such party’s securities are listed or quoted). Prior to any such disclosure however, either party will promptly notify the other party of the scope of and basis for such disclosure. In the event that either party determines that this Agreement or a portion thereof is required to be filed with the SEC, such party will, if requested by the other party, use commercially reasonable efforts to obtain confidential treatment for the portions of this Agreement for which the other party requested such confidential treatment.

6.12        Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OPTIMIZERX CORPORATION:

By:
Name:	David Harrell
Title:	Chief Executive Offcer

WPP LUXEMBOURG GAMMA THREE SARL:

By:
Name:
Title:

Signature Page to Investor Rights Agreement

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